EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Optical Coating Laboratory, Inc. on Form S-3 of our report dated December 14, 1994, appearing in the Annual Report on Form 10-K of Optical Coating Laboratory, Inc. for the year ended October 31, 1994.




/S/DELOITTE & TOUCHE


December 21, 1995